NEWS RELEASE

FOR IMMEDIATE RELEASE
HOUSTON and LONDON, October 27, 2023

LyondellBasell Reports Third Quarter 2023 Earnings

Third Quarter 2023 Highlights
•Net Income: $0.7 billion, $0.8 billion excluding identified items(a)
•Diluted earnings per share: $2.29 per share; $2.46 per share excluding identified items
•EBITDA and EBITDA excluding identified items: $1.4 billion
•Record Intermediates & Derivatives quarterly EBITDA supported by exceptional oxyfuels margins
•Cash provided by operating activities: $1.7 billion; achieved 102% cash conversion(b) over trailing 12 months
•Returned $448 million to shareholders through dividends and share repurchases
•Good progress on climate targets: achieved 78% of target to procure at least half of our electricity from renewable sources by 2030

Comparisons with the prior quarter and third quarter 2022 are available in the following table:
Table 1 - Earnings Summary

Millions of U.S. dollars (except share data)	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Sales and other operating revenues	$10,625	$10,306	$12,250	$31,178	$40,245
Net income	747	715	572	1,936	3,536
Diluted earnings per share	2.29	2.18	1.75	5.90	10.74
Weighted average diluted share count	325	326	327	326	328
EBITDA(a)	1,356	1,383	1,108	3,870	5,509

Excluding Identified Items(a)

Net income excluding identified items	$804	$801	$642	$2,427	$3,675
Diluted earnings per share excluding identified items	2.46	2.44	1.96	7.40	11.16
Impairments, pre-tax	25	—	—	277	69
Refinery exit costs, pre-tax	49	111	92	284	92
EBITDA excluding identified items	1,410	1,450	1,192	4,312	5,662
(a) See “Information Related to Financial Measures” for a discussion of the company’s use of non-GAAP financial measures and Tables 2-9 for reconciliations or calculations of these financial measures. “Identified items” include adjustments for lower of cost or market (“LCM”), impairments and refinery exit costs.
(b) Cash conversion is net cash provided by operating activities divided by EBITDA excluding LCM and impairment.

LyondellBasell Industries (NYSE: LYB) today announced net income for the third quarter 2023 of $0.7 billion, or $2.29 per diluted share. During the quarter, the company recognized identified items of $57 million, net of tax, which impacted third quarter earnings by $0.17 per share. Third quarter 2023 EBITDA was $1.4 billion.

Exceptional oxyfuels margins contributed to a record Intermediates & Derivatives EBITDA of $708 million during the third quarter. Global olefins and polyolefins margins were compressed by higher feedstock costs, tepid polymer demand in both the U.S. and Europe, and new industry capacity. North American polyethylene export volumes increased as global trade flows continued to normalize toward pre-pandemic levels.
LyondellBasell generated $1.7 billion in cash from operating activities in the third quarter and achieved 102% cash conversion over the past twelve months. The company remains committed to its balanced and disciplined capital allocation framework and priorities. Third quarter cash from operating activities covered the repayment of maturing bonds, capital investments and the return of $448 million to shareholders through dividends and share repurchases. Cash and short-term investments increased by $350 million during the quarter. Available liquidity was $7 billion at the end of the quarter.
In September, LyondellBasell launched +LC (Low Carbon) solutions for select chemical products including propylene oxide, styrene and other products sourced from recycled and renewable-based feedstocks. The company is providing +LC solutions to meet the growing customer demand for sustainable materials that have a lower greenhouse gas (GHG) footprint relative to fossil-based alternatives. In addition, with a new solar power purchase agreement in Spain, the company has rapidly achieved 78% of its goal to procure half of its electricity from renewable sources by 2030.
“LyondellBasell is delivering resilient results and outstanding cash conversion amid challenging market conditions while remaining focused on the execution of our long-term strategy. The successful startup of our new propylene oxide and oxyfuels asset is aligned with our strategy to grow and upgrade our core businesses. Our oxyfuels business captured exceptionally strong oxyfuels margins that drove record quarterly results for our Intermediates and Derivatives segment,” said Peter Vanacker, LyondellBasell Chief Executive Officer.

OUTLOOK
In the fourth quarter, the company expects seasonally softer demand across most businesses. Higher feedstock costs, new industry capacity and the slow pace of Chinese demand growth continue to pressure global olefins and polyolefins margins. Oxyfuels and refining margins are expected to decrease following the conclusion of the summer driving season. Nonetheless, oxyfuels margins are expected to remain well above historical averages. During the fourth quarter, LyondellBasell expects to operate its assets in line with market demand with average operating rates of 85% for North American olefins and polyolefins (O&P) assets, 75% for European O&P assets and 70% for Intermediates & Derivatives assets.

“Implementation of LyondellBasell's long-term strategy remains our top priority. One year after launching our Value Enhancement Program, we are highly confident we will exceed our 2023 recurring annual EBITDA exit run-rate target of $200 million(c). The three pillars of our strategy reinforce each other. By stepping up our performance and culture with a pivot toward value creation, LyondellBasell will be able to grow and upgrade our core while building a profitable Circular and Low Carbon Solutions business. Looking ahead, we will continue to leverage our unique advantages to position LyondellBasell for a sustainable future,” said Vanacker.

(c) Estimated based on 2017-2019 mid-cycle margins and modest inflation relative to a 2021 baseline.

CONFERENCE CALL
LyondellBasell will host a conference call October 27 at 11 a.m. ET. Participants on the call will include Chief Executive Officer Peter Vanacker, Executive Vice President and Chief Financial Officer Michael McMurray, Executive Vice President of Global Olefins and Polyolefins Ken Lane, Executive Vice President of Intermediates and Derivatives and Refining Kim Foley, Executive Vice President of Advanced Polymer Solutions Torkel Rhenman and Head of Investor Relations David Kinney. For event access, the toll-free dial-in number is 1-877-407-8029, international dial-in number is 201-689-8029 or click the CallMe link. The slides and webcast that accompany the call will be available at www.LyondellBasell.com/earnings. A replay of the call will be available from 1:00 p.m. ET October 27 until November 27. The replay toll-free dial-in numbers are 1-877-660-6853 and 201-612-7415. The access ID for each is 13739196.

ABOUT LYONDELLBASELL
We are LyondellBasell (NYSE: LYB) – a leader in the global chemical industry creating solutions for everyday sustainable living. Through advanced technology and focused investments, we are enabling a circular and low carbon economy. Across all we do, we aim to unlock value for our customers, investors and society. As one of the world's largest producers of polymers and a leader in polyolefin technologies, we develop, manufacture and market high-quality and innovative products for applications ranging from sustainable transportation and food safety to clean water and quality healthcare. For more information, please visit www.LyondellBasell.com or follow @LyondellBasell on LinkedIn.

FORWARD-LOOKING STATEMENTS
The statements in this release relating to matters that are not historical facts are forward-looking statements.

These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties.

When used in this release, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, market conditions, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; our ability to successfully implement initiatives identified pursuant to our Value Enhancement Program and generate anticipated earnings; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to manage costs; future financial and operating results; benefits and synergies of any proposed transactions and our ability to align our assets with our core; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers to meet our targets and forecasts, and reduce our emissions and achieve net zero emissions by the time set in our goals; our ability to procure energy from renewable sources; our ability to build a profitable Circular & Low Carbon Solutions business; the continued operation of and successful shut down and closure of the Houston Refinery, including within the expected timeframe; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and to repay our debt.

Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2022, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made.

LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

This release contains time sensitive information that is accurate only as of the date hereof. Information contained in this release is unaudited and is subject to change.

We undertake no obligation to update the information presented herein except as required by law.

INFORMATION RELATED TO FINANCIAL MEASURES
This release makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA, and EBITDA, net income and diluted EPS exclusive of identified items provide useful supplemental information to investors regarding the underlying business trends and performance of the company's ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

We calculate EBITDA as income from continuing operations plus interest expense (net), provision for (benefit from) income taxes, and depreciation and amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA, net income and diluted EPS exclusive of identified items. Identified items include adjustments for “lower of cost or market" (“LCM”), impairment and refinery exit costs. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods, within the same fiscal year as the charge, as market prices recover. Property, plant and equipment are recorded at historical costs. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value. Goodwill is tested for impairment annually in the fourth quarter or whenever events or changes in circumstances indicate that the fair value of a reporting unit with goodwill is below its carrying amount. If it is determined that the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge is recognized. In April 2022 we announced our decision to cease operation of our Houston Refinery. In connection with exiting the refinery business, we began to incur costs primarily consisting of accelerated lease amortization costs, personnel related costs, accretion of asset retirement obligations and depreciation of asset retirement costs.

Recurring annual EBITDA for the Value Enhancement Program is estimated based on 2017-2019 mid-cycle margins and modest inflation relative to a 2021 baseline.

Cash conversion is a measure commonly used by investors to evaluate liquidity. For purposes of this presentation, cash conversion means net cash provided by operating activities divided by EBITDA excluding LCM and impairment. We believe cash conversion is an important financial metric as it helps management and other parties determine how efficiently the company is converting earnings into cash.

These non-GAAP financial measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated. In addition, we include calculations for certain other financial measures to facilitate understanding. This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change.

LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

Additional operating and financial information may be found on our website at www.LyondellBasell.com/investorrelations. These measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated.

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Source: LyondellBasell Industries

Media Contact: Kimberly Windon +1 713-309-7575
Investor Contact: David Kinney +1 713-309-7141

Table 2 - Reconciliations of Net Income to Net Income Excluding Identified Items and to EBITDA Including and Excluding Identified Items
	Three Months Ended			Nine Months Ended
Millions of U.S. dollars	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income	$747	$715	$572	$1,936	$3,536
add: Identified items
Impairments, pre-tax(a)	25	—	—	277	69
Refinery exit costs, pre-tax(b)	49	111	92	284	92
Benefit from income taxes related to identified items	(17)	(25)	(22)	(70)	(22)
Net income excluding identified items	$804	$801	$642	$2,427	$3,675

Net income	$747	$715	$572	$1,936	$3,536
Loss from discontinued operations, net of tax	1	2	1	4	3
Income from continuing operations	748	717	573	1,940	3,539
Provision for income taxes	153	188	154	508	848
Depreciation and amortization(c)	367	391	318	1,154	933
Interest expense, net	88	87	63	268	189
add: Identified items
Impairments(a)	25	—	—	277	69
Refinery exit costs(d)	29	67	84	165	84
EBITDA excluding identified items	1,410	1,450	1,192	4,312	5,662
less: Identified items
Impairments(a)	(25)	—	—	(277)	(69)
Refinery exit costs(d)	(29)	(67)	(84)	(165)	(84)
EBITDA	$1,356	$1,383	$1,108	$3,870	$5,509

(a) Reflects a non-cash goodwill impairment charge in our Advanced Polymer Solutions segment, recognized in the first quarter of 2023, a non-cash impairment charge related to capital project costs in our Olefins & Polyolefins - Americas segment, recognized in the third quarter of 2023, and a non-cash impairment charge related to the sale of our polypropylene manufacturing facility in Australia, recognized in 2022.
(b) Refinery exit costs include accelerated lease amortization costs, personnel related costs, accretion of asset retirement obligations and depreciation of asset retirement costs. See Table 9 for additional detail on refinery exit costs.
(c) Depreciation and amortization includes depreciation of asset retirement costs in connection with exiting the Refining business. See Table 9 for additional detail on refinery exit costs.
(d) Refinery exit costs include accelerated lease amortization costs, personnel related costs and accretion of asset retirement obligations. See Table 9 for additional detail on refinery exit costs.

Table 3 - Reconciliation of Diluted EPS to Diluted EPS Excluding Identified Items
	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Diluted earnings per share	$2.29	$2.18	$1.75	$5.90	$10.74

Add: Identified items:
Impairments	0.05	—	—	0.83	0.21
Refinery exit costs	0.12	0.26	0.21	0.67	0.21

Diluted earnings per share excluding identified items	$2.46	$2.44	$1.96	$7.40	$11.16

Table 4 - Reconciliation of Net Cash Provided by Operating Activities to EBITDA Including and Excluding LCM and Impairment
	Year Ended	Nine Months Ended		Last Twelve Months
Millions of U.S. dollars	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2023
Net cash provided by operating activities	$6,119	$4,515	$3,438	$5,042
Adjustments:
Depreciation and amortization	(1,267)	(933)	(1,154)	(1,488)
Impairments(a)	(69)	(69)	(277)	(277)
Amortization of debt-related costs	(14)	(11)	(7)	(10)
Share-based compensation	(70)	(54)	(71)	(87)
Equity loss, net of distributions of earnings	(344)	(194)	(98)	(248)
Deferred income tax provision	(369)	(83)	(48)	(334)
Changes in assets and liabilities that used (provided) cash:
Accounts receivable	(1,005)	(134)	282	(589)
Inventories	91	601	196	(314)
Accounts payable	464	(200)	(31)	633
Other, net	353	98	(294)	(39)
Net income	3,889	3,536	1,936	2,289
Loss from discontinued operations, net of tax	5	3	4	6
Income from continuing operations	3,894	3,539	1,940	2,295
Provision for income taxes	882	848	508	542
Depreciation and amortization	1,267	933	1,154	1,488
Interest expense, net	258	189	268	337
add: LCM charges	—	—	—	—
add: Impairments(a)	69	69	277	277
EBITDA excluding LCM and impairments	6,370	5,578	4,147	4,939
less: LCM charges	—	—	—	—
less: Impairments(a)	(69)	(69)	(277)	(277)
EBITDA	$6,301	$5,509	$3,870	$4,662

(a) Reflects a non-cash impairment charge related to the sale of our polypropylene manufacturing facility in Australia, recognized in 2022, a non-cash goodwill impairment charge in our Advanced Polymer Solutions segment, recognized in the first quarter of 2023, and a non-cash impairment charge related to capital project costs in our Olefins & Polyolefins - Americas segment, recognized in the third quarter of 2023.
Note: Last twelve months September 30, 2023 is calculated as year ended December 31, 2022, plus nine months ended September 30, 2023, minus nine months ended September 30, 2022.

Table 5 - Calculation of Cash Conversion
	Year Ended	Nine Months Ended		Last Twelve Months
Millions of U.S. dollars	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2023
Net cash provided by operating activities	$6,119	$4,515	$3,438	$5,042
Divided by:
EBITDA excluding LCM and impairment(a)	6,370	5,578	4,147	4,939
Cash conversion	96%	81%	83%	102%

(a) See Table 4 for a reconciliation of net cash provided by operating activities to EBITDA including and excluding LCM and impairment.
Note: Last twelve months September 30, 2023 is calculated as year ended December 31, 2022, plus nine months ended September 30, 2023, minus nine months ended September 30, 2022.

Table 6 - Calculation of Cash and Liquid Investments and Total Liquidity
Millions of U.S. dollars	June 30, 2023	September 30, 2023
Cash and cash equivalents and restricted cash	$2,494	$2,844
Short-term investments	—	—
Cash and liquid investments	$2,494	$2,844

Availability under Senior Revolving Credit Facility		3,250
Availability under U.S. Receivables Facility		900
Total liquidity		$6,994

Table 7 - Calculation of Dividends and Share Repurchases
Three Months Ended
Millions of U.S. dollars	September 30, 2023
Dividends - common stock	$407
Repurchase of Company ordinary shares	41
Dividends and share repurchases	$448

Table 8 - Reconciliation of Net Income to EBITDA for the Value Enhancement Program

Millions of U.S. dollars	2023(a)
Net income	$150
Provision for income taxes	35
Depreciation and amortization	15
Interest expense, net	—
EBITDA	$200

(a) In 2022, we launched the Value Enhancement Program. In 2023, as a result of the program progressing ahead of schedule, the near-term target has increased to $200 million of recurring annual EBITDA by the end of 2023.

Table 9 - Refinery Exit Costs
	Three Months Ended			Nine Months Ended
Millions of U.S. dollars	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Refinery exit costs:
Accelerated lease amortization costs	$11	$38	$36	$100	$36
Personnel costs	16	27	48	59	48
Asset retirement obligation accretion	2	2	—	6	—
Asset retirement cost depreciation	20	44	8	119	8
Total refinery exits costs	$49	$111	$92	$284	$92